Exhibit 99.1

TOM HUTTON JOINS WHITE MOUNTAINS’ MANAGEMENT TEAM

HAMILTON, Bermuda, February 6, 2006 - White Mountains Insurance Group, Ltd. (NYSE: WTM) announced today that Tom Hutton is joining White Mountains’ senior management team as President and Chief Executive Officer of White Mountains Re Group, Ltd.  As CEO of White Mountains Re, Hutton will oversee the company’s global reinsurance operations.

Hutton spent the last five years providing management oversight and transaction services to private equity investors and their portfolio companies as a consultant, active Board Member, and investor, first as a Venture Partner with Trident Capital and then as Managing Partner of Thompson Hutton, LLC. His primary focus has been in the financial services sector.  From 1990-2000, Mr. Hutton served as President and Chief Executive Officer of Risk Management Solutions (RMS), a provider of catastrophe risk modeling software and services for the insurance and reinsurance industries throughout the world.  Earlier, he was a management consultant at McKinsey and Company, Inc.  Currently, he is a Director of two public companies, Safeco (SAFC) and Montpelier Re (MRH), and is a Trustee of the Phillips Exeter Academy.

White Mountains’ CEO Steve Fass said, “I have known Tom for nearly five years.  He is a seasoned, polished executive with clear vision and impressive accomplishments.  He is an effective leader whose skills nicely complement the strong underwriting backgrounds of the other senior White Mountains Re officers.  We are delighted to welcome Tom to our team.”

Hutton graduated from Stanford University with a BA and MS in Economics and Mechanical Engineering and holds an MBA, with Distinction, from the Harvard Business School.

ADDITIONAL INFORMATION

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol “WTM”. Additional financial information and other items of interest are available at the Company’s web site located at www.whitemountains.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•	growth in book value per share or return on equity;

•	business strategy;

•	financial and operating targets or plans;

•	incurred losses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•	expansion and growth of our business and operations; and

•	future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•	claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its clients;

•	an economic downturn or other economic conditions adversely affecting its financial position;

•	recorded loss reserves subsequently proving to have been inadequate;

•	other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.